Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 2, 2015, with respect to the consolidated financial statements and schedule of OM Group, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of OM Group, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2014:

Registration Statement	Description	Filing Date
333-47230	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan-Form S-8 Registration Statement-2,000,000 Shares	October 3, 2000
333-65852	OM Group, Inc. 1998 Long-Term Incentive Compensation Plan-Form S-8 Registration Statement-2,000,000 Shares	July 25, 2001
333-141033	OM Group, Inc. 2002 Stock Incentive Plan and Inducement Stock Option Grant to Joseph M. Scaminace-Form S-8 Registration Statement-1,488,934 Shares	March 2, 2007
333-145238	OM Group, Inc. 2007 Incentive Compensation Plan-Form S-8 Registration Statement -3,000,000 Shares	August 8, 2007
333-07531	OM Group, Inc. Deregistration of 1996 Non-Employee Director's Equity Compensation Plan -Form S-8 - 250,000 shares	April 28, 2014
333-197835	OM Group, Inc. 2014 Equity and Incentive Compensation Plan - Form S-8 Registration Statement - 2,550,000 shares	August 4, 2014

/s/ Ernst & Young LLP
Cleveland, Ohio
March 2, 2015